UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2008

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
As previously reported by Philip Morris International Inc. (the “Company”) in its Current Report on Form 8-K filed on July 31, 2008 with the U.S. Securities and Exchange Commission, the Company entered into a Support Agreement (as it may be amended from time to time, the “Agreement”), dated as of July 31, 2008, with Rothmans Inc., a corporation existing under the federal laws of Canada (“Rothmans”), and Latin America and Canada Holdings Limited, a Nova Scotia limited liability company that is an indirect wholly-owned subsidiary of the Company (the “Offeror”).
In accordance with the Agreement, the Offeror commenced a takeover bid to purchase all of the outstanding common shares of Rothmans at a price of CDN$30.00 per share in cash pursuant to Canadian securities laws (the “Offer”).
On September 30, 2008, the Company issued a press release announcing that the Offeror acquired 63,904,405 common shares representing approximately 93.8% of the outstanding common shares of Rothmans on a fully-diluted basis. The press release also announced the Company’s intention to complete the purchase of the remaining outstanding common shares of Rothmans by compulsory acquisition in accordance with Canadian securities laws. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Philip Morris International Inc. Press Release, dated September 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ G. Penn Holsenbeck

Name:	G. Penn Holsenbeck
Title:	Vice President & Corporate Secretary
DATE: October 2, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Philip Morris International Inc. Press Release, dated September 30, 2008